UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K provides certain information concerning the maturity of the zero coupon convertible subordinated notes (the “Notes”), previously issued by SVB Financial Group (the “Company”) for the original aggregate total principal amount of $150.0 million, and the settlement payments made to Note holders by the Company pursuant to certain conversions of the Notes.

The Notes matured on June 15, 2008 (the “Final Maturity Date”), and as of such Final Maturity Date, Notes for the original aggregate total principal amount of $141.9 million were outstanding and had not yet then been converted. Based on the conversion terms of the Notes, on June 23, 2008, the Company made an aggregate conversion settlement payment in cash and in shares of the Company’s common stock (the “Common Stock”). The total value of both cash and shares as calculated based on the terms of the Indenture (as defined below) and as of such payment date was approximately $212.8 million. Of such total, the Company: (i) paid approximately $141.9 million in cash, representing the portion of the conversion payment as the total principal amount of the Notes converted, and (ii) issued 1,406,034 shares of Common Stock, valued at approximately $70.9 million as calculated based on the terms of the Indenture, representing the portion of the conversion payment that exceeded the total principal amount of the Notes (the “Premium”). In connection with such conversion settlement payments, the Company exercised its call options pursuant to a call-spread arrangement with a certain counterparty, as further described below under “Convertible Note Hedge and Warrant Transactions,” under which such counterparty delivered 1,406,043 shares of Common Stock, valued at approximately $70.9 million, to the Company. Accordingly, the Company does not expect that there will be an adverse impact on the Company’s total stockholders’ equity for the second quarter of 2008 with respect to settling the Premium.

Zero Coupon Convertible Subordinated Notes – Maturity, Repayment and Conversion

The Notes were originally issued by the Company in May 2003 and governed by an Indenture, dated as of May 20, 2003 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as Trustee. The Notes were previously convertible into shares of the Company’s Common Stock on or prior to the Final Maturity Date, subject to certain conditions and pursuant to the terms of the Indenture. At the time of maturity, the conversion rate of the Notes was approximately 29.7374 shares of Common Stock per $1,000 principal amount of Notes, which was equivalent to a conversion price of approximately $33.6277 per share of Common Stock. Under the Indenture, the Company had the option to settle any such conversion by delivering cash, shares of Common Stock or a combination of cash and shares.

Upon maturity of the Notes, the Company’s repayment obligations and Conversion Obligations (as defined in the Indenture) were satisfied as follows, pursuant to the terms of the Indenture:

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Repayment of Notes - Holders of any Note outstanding and not converted on or prior to the Final Maturity Date were entitled to receive a cash repayment of the principal amount for each Note from the Company upon maturity. No interest was due.

On June 16, 2008, the Company repaid in cash to holders that did not convert the principal amount of the Notes that were outstanding as of the Final Maturity Date. Such repayment represented a small nominal total amount.

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Conversion of Notes Within Thirty Days Prior to Final Maturity Date - Holders of any Note converted pursuant to conversion notices received by the Company after the day that was thirty (30) days prior to the Final Maturity Date (“Maturity Conversions”) were entitled to a settlement payment, on or before June 23, 2008, of, at the Company’s election, a combination of cash and shares as follows:

•

The Company paid a cash settlement with respect to the first $1,000 of the Company’s Conversion Obligations for each $1,000 principal amount of Notes (the “Cash Settlement for Par Value”), in the total aggregate amount of approximately $141.9 million, and

•

For any remaining Conversion Obligation under the Notes, the Company issued shares of Common Stock equal to the remaining Conversion Obligation not paid in cash divided by the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day (as that term is defined in the Indenture) during the applicable Cash Settlement Averaging Period (as defined in the Indenture) (the “Share Settlement for Premium”). Based on such arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day (the “VWAP”) of $50.4328, the total number of shares issued by the Company was 1,406,034, valued at $70.9 million as calculated based on the terms of the Indenture. A nominal amount of cash was paid in lieu of the issuance of fractional shares.

Convertible Note Hedge and Warrant Transactions

At the time of the issuance of the Notes in May 2003, the Company entered into certain convertible note hedge and warrant transactions, or call-spread arrangement, with the initial purchaser of the Notes (the “Counterparty”). Under the convertible note hedge transaction, the Company purchased certain call options from the Counterparty which cover, subject to customary anti-dilution adjustments, up to 4,460,610 shares of the Company’s Common Stock at a strike price that corresponded to the initial conversion price of the Notes of $33.6277 and were exercisable upon conversion of the Notes. Under the warrant transactions, the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, up to 4,460,608 shares of Common Stock at a strike price of $51.34 per share of Common Stock.

While these convertible note hedge and warrant transactions were separate contracts entered into by the Company with the Counterparty and did not affect the holders’ rights under the Notes, the general effect of these transactions, solely with respect to the Company, was to offset potential dilution by increasing the conversion price of the Notes from $33.6277 to $51.34 per share. To the extent the applicable VWAP exceeded the strike price of the call options of $33.6277, the Company was entitled to receive, at the Company’s election, cash or shares of Common Stock from the Counterparty under the terms of the call options. To the extent the applicable VWAP exceeded the strike price of the warrants of $51.34, the Company would have to deliver, at the Company’s election, cash or shares of Common Stock to the Counterparty under the terms of the warrants. As such, because the VWAP associated with the Maturity Conversions exceeded $33.6277, upon the Company’s exercise of the call options, the Counterparty delivered 1,406,043 shares of Common Stock to the Company. Because such VWAP was below $51.34, the warrants were not exercised by the Counterparty.

Second Quarter 2008 Financial Results Relating to Conversion of Notes

In connection with the Maturity Conversions, the Company used a portion of the cash proceeds raised in April 2008 from the Company’s sale and issuance of $250.0 million aggregate principal amount of 3.875% Convertible Senior Notes due 2011, to make the Cash Settlement for Par Value payment in the aggregate amount of approximately $141.9 million paid on June 23, 2008. The 1,406,034 shares of Common Stock that the Company issued with respect to the Share Settlement for Premium on June 23, 2008 was offset by the Company’s receipt and retirement of a total of 1,406,043 shares of Common Stock, delivered to the Company by the Counterparty pursuant to the Company’s exercise of the call options described above. As such, there was a nominal impact on the total of the Company’s outstanding shares of Common Stock, as a result of the Company’s payment of the Share Settlement for Premium and its receipt of the shares from the Counterparty. Additionally, to the extent the Notes remained outstanding, the Company had previously included the number of shares issuable upon conversion of the Notes associated with the Premium in its quarterly diluted earnings per share (“EPS”) calculation, as determined under the treasury stock method and as otherwise required under U.S. generally accepted accounting principles (“GAAP”). Upon maturity of the Notes, such shares were no longer included in the Company’s diluted share count. Because the Notes matured towards the end of the second quarter of 2008, the Company expects that the exclusion of such shares will have a nominal impact on its diluted EPS for the second quarter of 2008. The Company expects that the effect of such exclusion will be fully reflected for the third quarter of 2008.

Additionally, under the terms of the Indenture, holders could previously convert the Notes on or prior to the day that is thirty (30) days prior to the Final Maturity Date, subject to certain conditions (“Early Conversions”). With respect to such Early Conversions received by the Company, holders were entitled to a settlement payment in, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares. During the five-year term of the Notes, there were Early Conversions of Notes of a total principal amount of approximately $8.1 million, all of which were previously fully settled by the Company in cash. Of such Early Conversions, the Company received during the second quarter of 2008 conversion notices for Notes in the total principal amount of $7.8 million, entitling the holder to receive a corresponding settlement payment. Consistent with Early Conversions in prior quarters, the Company elected to fully settle such conversions in cash and paid to such holder a total of $11.6 million dollars, including an additional $3.9 million above the original principal amount (the “Early Conversion Premium Amount”). In connection with such Early Conversion, the Company exercised the call options described above and pursuant to the terms of such options, received a cash payment from the Counterparty in the corresponding total amount of $3.9 million.

With respect to such Early Conversion and the Company’s exercise of the call options, the Company does not expect that there will be an adverse impact on the Company’s total stockholders’ equity for the second quarter of 2008, as a result of the payment of the Early Conversion Premium Amount. However, with respect to such Early Conversion, the Company recorded a loss of $3.9 million, representing the Early Conversion Premium Amount, which will be reflected in the Company’s consolidated statement of income for the second quarter of 2008, as noninterest expense. The Company also recorded an increase in stockholders’ equity of $3.9 million, representing the corresponding cash payment received from the Counterparty pursuant to the call option, which will be reflected in the Company’s consolidated balance sheet at June 30, 2008, as additional paid-in capital. As such, there was no net impact on the Company’s total stockholders’ equity, as a result of the payment of such Early Conversion Premium Amount.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “expects,” “becoming,” “may,” “will, “ “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “plans,” “intends,” the negative of such words, or comparable terminology. In this report, management makes forward-looking statements about the impact of the conversion payments on the Company’s total stockholders’ equity for the second quarter of 2008, as well as the maturity of the Notes on the Company’s diluted share count. Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on its beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include: estimates of the impact on the Company’s financial results are based on management’s judgment in selecting and applying accounting policies and in reporting its financial results, which management believes to be reasonable, but may result in materially different results if reported under a different alternative. For information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our most recently-filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Annual Report on Form 10-K for the year ended December 31, 2007. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend, and undertake no obligation, to update these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer